UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2010

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Indiana	0-20625	35-1898425
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

600 East 96th Street

Suite 100

Indianapolis, IN 46240

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 21, 2010, Duke Realty Corporation, an Indiana corporation (“Duke”) and Duke Realty Limited Partnership (the “Operating Partnership”), of which Duke is the sole general partner, announced that the Operating Partnership has completed the purchase of $95,816,000 of its 5.625% Senior Notes due 2011 (the “5.625% Notes”) and $50,000,000 of its 6.25% Senior Notes due 2013 (the “6.25% Notes,” and together with the 5.625% Notes, the “Notes”), with acceptance of tendered 6.25% Notes prorated as set forth in the Operating Partnership’s Offer to Purchase, dated as of March 24, 2010. The Notes accepted for purchase will be cancelled and represent 43.88% and 15.38% of the principal amount outstanding of its 5.625% Notes and the 6.25% Notes, respectively. The Notes were validly tendered pursuant to the Operating Partnership’s previously announced tender offer that expired at 11:59 p.m. New York City time on Tuesday, April 20, 2010.

The aggregate consideration paid by the Operating Partnership for the Notes accepted for payment, including accrued and unpaid interest, was approximately $156,082,129, which was funded using the proceeds from the issuance and sale of $250,000,000 aggregate principal amount of the Operating Partnership’s 6.75% Senior Notes Due 2020 (the “2020 Notes”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP

By:	Duke Realty Corporation, its sole general partner

	By:	/s/ Christie B. Kelly
Name: Christie B. Kelly Title: Executive Vice President and Chief Financial Officer

Date: April 21, 2010